EXHIBIT 17

THIS WARRANT AND THE SHARES OF STOCK ISSUABLE ON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.


                   FORM OF WARRANT TO PURCHASE COMMON STOCK


                           ISSUE DATE: _________, 2005

            This certifies that _________________________________ (the
"Warrantholder", as further defined in Section 1(t)), or its assigns, is entitled, subject to the terms set forth below, to purchase from EXCALIBUR INVESTMENT GROUP LIMITED, a British Virgin Islands company ("Excalibur"), up to 394,535 fully paid and nonassessable shares (the "Shares") of Common Stock, $0.01 par value ("Common Stock"), of The A Consulting Team, Inc., a New York corporation (the "Company"), and its successors, at a purchase price equal to the Exercise Price (as defined in Section 1), from time to time from 9:00 a.m., New York City time, on ___________, 2006 [270 days after issue date] through 5:00 p.m., New York City time, on the Termination Date (as defined in Section
1). The Exercise Price and the number of Shares subject to this Warrant are subject to adjustment as provided in Section 5 of this Warrant.

            Notwithstanding any other provision of this Warrant to the contrary, this Warrant shall not be or become exercisable unless and until the Advance (as defined in the Credit Agreement (as defined in Section 1(e) below)) is disbursed to the Borrower under the Credit Agreement in accordance with its terms.

1.    Definitions.

As used in this Warrant, the following terms have the following meanings:

(a)   "Ball" means Andrew Harry Ball, a British subject.

(b) "Ball Warrant" means the warrant of like tenor to this Warrant being issued on the date of this Warrant to the Warrantholder by Ball and to which 182,762 shares of Stock are subject.

(c)   "Cashless Exercise" has the meaning given in Section 4(a).

(d) "Common Stock" has the meaning given to it in the first paragraph of this Warrant.

(e) "Company" has the meaning given to it in the first paragraph of this Warrant.

(f) "Convertible Securities" means securities that are convertible or exchangeable into shares of Stock or into other securities that are exercisable, convertible or exchangeable into shares of Stock.

(g) "Credit Agreement" means the Line of Credit Agreement of even date herewith among Stonegate Bank, as collateral agent and administrative agent, the lenders named therein and Oak.

(h) "Current Market Price" for one share of Stock means (i) the average of the reported closing prices of a share of Stock quoted on The Nasdaq SmallCap Market, The Nasdaq National Market, the NASD OTC Bulletin Board or any exchange on which the Stock is then listed, whichever is applicable, for the 10 trading days immediately prior to the date of exercise of this Warrant, (ii) if no such closing price is available, the average of the closing bid and asked prices of a share of Stock as quoted in the Over-the-Counter Market Summary for the 10 trading days immediately prior to the exercise date of this Warrant or (iii) if the shares of Stock are not listed on any of the Nasdaq markets referred to above or on any exchange or quoted in the Over-the-Counter Market, the fair market value per share of Stock as of the date of exercise of this Warrant as determined by agreement of Excalibur and the Warrantholder or, if no such agreement can be reached within 15 days after the date of exercise of this Warrant, as determined by an arbitrator pursuant to
      Section 9.

      For the purpose of any computation under Sections 5(b), (d), (e) and (f), the Current Market Price per share of Stock shall be determined as provided above with reference to the earlier of the day in question under such sections and the day before the "ex date" (that is, the first date on which the Stock trades regular way on the applicable securities exchange or market without the right to receive such issuance or distribution) with respect to the issuance or distribution requiring such computation.

(i) "Exercise Price" means $9.30 per Share, as it may be adjusted from time to time pursuant to the provisions of Section 5.

(j)   "Fully-Diluted  Base"  means,  as of  the  date  of  this  Warrant,  the fully-diluted Common Stock, that is, (i) all shares of Common Stock issued and outstanding and (ii) all shares thereof subject to issuance on the exercise, conversion or exchange of outstanding Options or Convertible Securities issued by the Company that have an exercise, conversion or exchange price of less than $16.00 per share of Common Stock, including without limitation, all shares issuable as stock awards, or on exercise of options, that have been, or may be, granted under the Company's 1997 Stock Option and Award Plan or any other employee stock option or similar plan of the Company. For the avoidance of doubt, as of the Transaction Closing Date, the Fully-Diluted Base is 11,545,939 shares of Common Stock, determined as follows:

Issued and outstanding shares                                         10,208,346
Shares reserved for issuance to Oak or its
   nominee                                                               625,000
Shares reserved for issuance upon the exercise
   of existing options with exercise price of
   less than $16.00 per share                                            212,593
Shares reserved for issuance upon the exercise of options to be granted on or about the Transaction Closing Date with exercise
   price of less than $16.00 per share                                   500,000
                                                                      ----------
                                                                      11,545,939

(k) "Oak" means Oak Finance Investments Limited, a British Virgin Islands company.

(l) "Options" means options, warrants, rights and similar securities that are exercisable to purchase or subscribe for shares of Stock or other securities that are exercisable, convertible or exchangeable into shares of Stock.

(m) "Qualifying Acquisition" means an acquisition by the Company of a non-affiliated business by merger or the acquisition of assets, shares or other equity interests, that is approved by the Company's Board of Directors in good faith and as to which, after giving effect to any issuance by the Company in connection with such acquisition of shares of Stock as consideration, in whole or in part, does not dilute the aggregate shares of Common Stock pledged by various parties pursuant to the Credit Agreement below 51% of the issued and outstanding shares of Stock, after giving effect to additional outstanding shares of Stock pledged by Excalibur or Ball.

(n) "Shares" has the meaning given to it in the first paragraph of this Warrant.

(o) "Stock" means shares of Common Stock and stock of any other class into which the shares of Common Stock are subsequently changed.

(p) "Termination Date" means [insert Date that is 30 months after the date of the Warrant].

(q) "Transaction Closing Date" has the meaning given to it in the Credit Agreement.

(r) "Warrant Escrow Agent" means the party serving as escrow agent under the Warrant Escrow Agreement.

(s) "Warrant Escrow Agreement" means the Escrow Agreement of even date herewith among the Warrantholder, Excalibur, Ball and Stonegate Bank, as escrow agent, pursuant to which the Shares and the shares of Common Stock subject to the Ball Warrant have been placed into escrow with such escrow agent.

(t) "Warrantholder" "means any person or entity that at the time is the holder of this Warrant or any portion of this Warrant. References to "Warrantholder" shall include all parties who then hold Warrants pursuant to the transfer provisions of Sections 7 and 8.

(u) "Warrant Ratio" means the portion of the aggregate shares of Common Stock subject to this Warrant and the Ball Warrant represented by the Shares, expressed as a percentage, after giving effect to any stock splits, reverse stock splits, stock dividends or combinations.

2. Aggregate Number of Shares of Common Stock. This Warrant is being issued concurrently with the issuance to the Warrantholder by Ball of the Ball Warrant in connection with the Credit Agreement. It is the intention of the Warrantholder, Excalibur and Ball that the aggregate number of shares of Common Stock subject to this Warrant and the Ball Warrant as of the Transaction Closing Date shall equal 5% of the Fully-Diluted Base, and Excalibur represents and warrants to the Warrantholder that this shall be the case as of the Transaction Closing Date. If, for any reason, including, without limitation, mistake, the aggregate number of shares subject to this Warrant and the Ball Warrant as of the Transaction Closing Date is more or less than 5% of the Fully-Diluted Base, this Warrant and the Ball Warrant shall automatically be deemed to be amended, in such respective amounts as shall maintain the Warrant Ratio, to decrease or increase such aggregate number of Shares so that it equals 5% of the Fully-Diluted Base.

3.    Escrow; Reservation of Shares.

(a) Deposit. On the date of this Warrant, Excalibur has deposited into escrow pursuant to the Warrant Escrow Agreement, (i) stock certificates in proper form for all of the Shares subject to this Warrant on the date hereof and (ii) ten undated stock powers duly executed by Excalibur in blank for the purpose of transferring such Shares to the Warrantholder on exercise of this Warrant. Excalibur shall at all times through the earliest of the Termination Date or the date on which this Warrant has been exercised in full (A) not sell or agree to sell, or grant any option, warrant or right in respect of any of the Shares and (B) hold (subject to the Warrant Escrow Agreement and to the pledge and security interest in the Shares in favor of the Agent under the Credit Agreement), free and clear of all claims, liens, security interests, charges, restrictions, options, warrants and other encumbrances or rights, such number of Shares as are subject to this Warrant, including in both cases all Shares originally subject to this Warrant and any additional Shares that become subject to this Warrant pursuant to the adjustment provisions of Section 5.

(b) Subsequent Deposits. If the number of Shares subject to this Warrant increases due to the provisions of Section 5, or any other securities and property to which the Warrantholder would be entitled on exercise of this Warrant pursuant to Section 5 is distributed and received by or for the account of Excalibur, Excalibur shall deposit into escrow pursuant to the Warrant Escrow Agreement not later than three Business Days (as defined in the Credit Agreement) after the event causing such increase or distribution, (i) stock certificates in proper form for such number of Shares as shall, when added to the Shares already deposited into escrow pursuant to the Warrant Escrow Agreement, equal such increased number of Shares or (ii) if applicable, any such other securities or property.

(c) Subsequent Withdrawals. If the number of shares in the Fully Diluted Base decreases, Excalibur shall have the right to receive from the Warrant Escrow Agent one or more certificates representing a number of Shares such that the aggregate number of Shares deposited into escrow pursuant to the Warrant Escrow Agreement by Ball and Excalibur, after giving effect to any similar request to receive shares from Ball, equals 5% of the Fully Diluted Base. In such event, Excalibur shall also have the right to withdraw any securities or other property deposited in escrow pursuant to Section 3(b) that had been distributed in respect of the Shares withdrawn from escrow pursuant to this Section 3(c). The withdrawals contemplated by the preceding two sentences shall be subject to Excalibur's obligation set forth in Section 3(b) to deposit additional Shares (and any related distributions) into escrow pursuant to the Warrant Escrow Agreement and to the pledge and security interest in the Shares in favor of the Agent under the Credit Agreement so long as it is applicable.

4.    Exercise.

(a) Manner of Exercise. This Warrant may be exercised, in whole or in part, from time to time and at any time on or after the date that is 270 days after the date of issuance of this Warrant through the Termination Date by the Warrantholder's surrendering to the Warrant Escrow Agent, at its address as set forth in the Warrant Escrow Agreement, this Warrant, together with the exercise form attached to this Warrant duly executed by the Warrantholder and payment to the Warrant Escrow Agent, for the account of Excalibur, in the amount obtained by multiplying the then Exercise Price by the number of shares of Stock designated in the exercise form. Payment may be made at the option of the Warrantholder (i) by certified or official bank check or a wire transfer to an account designated by the Warrant Escrow Agent or (ii) by "Cashless Exercise" as describe in this Section 4(a), including the surrender of this Warrant with instructions that
      Excalibur retain as payment of the Exercise Price the number of Shares determined as set forth in clause (ii) of the following paragraph. The Warrantholder shall concurrently provide Excalibur with a copy of such exercise form and appropriate advice of its payment.

      In the event of a Cashless Exercise: (i) the Warrantholder shall receive the number of Shares determined by multiplying the total number of Shares for which the Cashless Exercise is made by a fraction, the numerator of which shall be the difference between the then Current Market Price and the Exercise Price, and the denominator of which shall be the Current Market Price and (ii) the remaining Shares for which the Cashless Exercise has been made shall be deemed to have been paid to Excalibur as the Exercise Price and shall be released by the Warrant Escrow Agent to Excalibur as provided in the Warrant Escrow Agreement, notwithstanding any other provision thereof.

      All payments received by the Warrant Escrow Agent on exercise of the Warrant shall be remitted to Excalibur in accordance with the provisions of the Warrant Escrow Agreement.

(b) Partial Exercise. On any partial exercise of this Warrant, Excalibur shall promptly issue and deliver to the Warrantholder, at Excalibur's sole expense, a new Warrant or Warrants of like tenor in the name of the Warrantholder providing for the right to purchase the number of Shares as to which this Warrant has not been exercised.

(c) Fractional Shares. Excalibur and the Escrow Agent shall not be required to deliver fractional Shares to the Warrantholder on exercise of this Warrant. If any fraction of a Share would, but for this Section 3(c), be issuable on exercise of this Warrant, the number of shares to be issued to the Warrantholder shall, if the fraction is 0.5 or greater, rounded up to the nearest whole Share and, if less than 0.5, be rounded down to the nearest whole Share.

(d) Delivery of Stock Certificates. The Warrant Escrow Agreement shall require that, as promptly as practicable and in any event within three days after full or any partial exercise of this Warrant (except as otherwise provided in the Warrant Escrow Agreement), the Warrant Escrow Agent shall cause to be issued in the name of, and delivered to, the Warrantholder, a certificate or certificates for the number of shares of Stock to which the Warrantholder is entitled on such exercise, together with any other securities and property to which the
      Warrantholder is entitled on such exercise pursuant to Section 5. While the Warrant Escrow Agent shall be responsible for obtaining from the Company stock certificates in the proper denominations for the Shares deliverable to the Warrantholder on any exercise of this Warrant, all related expenses, taxes and other charges of the Company, the Warrant Escrow Agent and any other party payable in connection with the preparation, issuance and delivery of share certificates shall be the sole responsibility of Excalibur and the Borrower under the Credit Agreement.

5. Adjustments to Exercise Price. The Exercise Price shall be subject to adjustment from time to time, so long as this Warrant is outstanding, in whole or in part, as follows:

(a) Stock Distributions. If at any time the Company pays or makes a dividend or distribution on all or any portion of its Stock or makes a dividend or other distribution on any other class of capital stock of the Company, which dividend or distribution includes Stock, the
      Exercise Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Exercise Price by a fraction, of which (i) the numerator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination and (ii) the denominator shall be the sum of such number of shares of Stock and the total number of shares of Stock or other class of capital stock constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this
      Section 5(a), the number of shares of Stock at any time outstanding shall not include shares held in treasury of the Company but shall include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Stock.

      If any dividend or other distribution of the type described in this
      Section 5(a) is declared, but not paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or other distribution had not been declared.

(b) Rights Distributions. If at any time the Company pays or makes a dividend or distribution on all or any portion of its Stock consisting of, or shall otherwise issue to all holders of its Stock, Options entitling the holders of Stock to subscribe for or purchase Stock at a price per share less than the then Current Market Price on the date fixed for the determination of shareholders entitled to receive such Options, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Exercise Price by a fraction, of which (i) the numerator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination, plus the number of shares of Stock which the aggregate of the offering price of the total number of shares of Stock so offered for subscription or purchase would purchase at such Current Market Price, and (ii) the denominator shall be the number of shares of Stock outstanding at the close of business on the date fixed for such determination, plus the number of shares of Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination.

      For purposes of this Section 5(b), the number of shares of Stock at any time outstanding shall not include shares held in treasury of the Company (but shall include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Stock) unless the Company issues any Options in respect of Stock held in its treasury and does not agree not to exercise any such Options in respect of Stock held in treasury. If such Options are not so issued, the Exercise Price shall be re-adjusted to be the Exercise Price which would then be in effect if such date for the determination of shareholders entitled to receive such Options had not been fixed. In determining whether any Options entitle the holders thereof to subscribe for or purchase shares of Stock at less than the then Current Market Price, and in determining the aggregate offering price of such shares of Stock, there shall be taken into account any consideration received for such Options. The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors of the Company, whose determination shall be conclusive.

(c) Subdivisions and Combinations. If at any time all or any portion of the Stock outstanding (i) is subdivided into a greater number of shares of Stock, the Exercise Price in effect at the opening of business on the day following the day on which such subdivision becomes effective shall be proportionately reduced or (ii) is combined into a smaller number of shares of Stock, the Exercise Price in effect at the opening of business on the day following the day on which such combination becomes effective shall be proportionately increased. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day on which such subdivision or combination becomes effective.

(d) Distributions of Assets. If at any time the Company, by dividend or otherwise, distributes to all holders of its Stock evidences of its indebtedness or assets (including securities, Options (but excluding any Options referred to in Section 5(b)) entitling the holders of Stock to subscribe for or purchase Stock at a price per share less than the then Current Market Price, any dividend or distribution paid exclusively in cash, any dividend or distribution referred to in
      Section 5(a) and any dividend or distribution on a merger or consolidation referred to in Section 6), the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Exercise Price by a fraction, of which (i) the numerator shall be the Current Market Price on the date fixed for such determination, less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Stock, and (ii) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

      If any dividend or distribution of the type described in this Section 5(d) is declared but not paid or made, the Exercise Price shall be re-adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

(e) Distributions of Cash. If at any time the Company, by dividend or otherwise, makes a distribution to all holders of its Stock consisting of cash (excluding any cash that is distributed on a merger or consolidation or a sale or transfer of all or substantially all of the assets of the Company to which Section 6 applies or as a part of a distribution referred to in Section 5(d)) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Stock made exclusively in cash within the 12 months immediately preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this
      Section 5(e) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries or affiliates for all or any portion of the Stock concluded with the 12 months immediately preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 5(e) has been made, exceeds 10% of the product of the Current Market Price on the date for the determination of holders of Stock entitled to receive such distribution, multiplied by the number of shares of Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Exercise Price in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution shall be decreased by multiplying such Exercise Price by a fraction (A) the numerator of which shall be equal to the Current Market Price on the date fixed for such determination, less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the Current Market Price on such date for determination.

      If any dividend or distribution of the type described in this Section 5(e) is declared but not so paid or made, the Exercise Price shall be re-adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

(f) Tender or Exchange Offer. In case a tender or exchange offer is made by the Company or any subsidiary or affiliate of the Company for all or any portion of the Stock and expires, and such tender or exchange offer requires the payment to shareholders (based on the acceptance of the offer (up to any maximum specified in the terms of the offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) that, combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer by the Company or any subsidiary or affiliate of the Company for all or any portion of the Stock expiring within the 12 months immediately preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to this
      Section 5(f) has been made and (ii) the aggregate amount of any distributions to all holders of the Stock made exclusively in cash within 12 months immediately preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to
      Section 5(e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended), multiplied by the number of shares of Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Exercise Price in effect immediately prior to the close of business on the date of the Expiration Time shall be decreased by multiplying such Exercise Price by a fraction (A) the numerator of which shall be equal to (1) the product of (x) the Current Market Price on the date of the Expiration Time and (y) the number of shares of Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (2) the amount of cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the aggregate consideration payable to shareholders based on the acceptance of the offer (up to any maximum specified in the terms of the offer) of Purchased Shares, and
      (B) the denominator of which shall be equal to the product of (xx) the Current Market Price on the date of the Expiration Time and (yy) the number of shares of Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares of Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Stock deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

      If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exercise Price shall be re-adjusted to be the Exercise Price which would then be in effect if such tender offer had not been made.

(g) Reclassifications. The reclassification of Stock into securities other than Stock (other than any reclassification on a consolidation or merger to which Section 6 applies) shall be deemed to involve (i) a distribution of such securities other than Stock to all holders of Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of Section 5(a)) and (ii) a subdivision or combination, as the case may be, of the number of shares of Stock outstanding immediately prior to such reclassification into the number of shares of Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective", within the meaning of the Section 5(c)).

(h) Issuances Below Current Market Price, Exercise Price or $16.00. Except as provided in Section 5(h)(F), if at any time the Company issues or sells (or is deemed to have issued or sold, in accordance with subparagraphs (A), (B) or (C) below) any shares of Stock without consideration or for a consideration per share less than (1) the Exercise Price in effect immediately prior to the time of such issuance or sale, (2) the then Current Market Price or (3) $16.00 per share (proportionately reduced or increased if a subdivision or combination contemplated in Section 5(c) occurs), then, forthwith on such issuance or sale, the Exercise Price shall be reduced to the lowest of the prices determined:

      (i) by dividing (A) an amount equal to the sum of (I) the number of shares of Stock outstanding immediately prior to such issuance or sale (including as outstanding for this purpose all shares included in the Fully-Diluted Base), multiplied by the then existing Exercise Price, and (II) the consideration, if any, received by the Company on such issuance or sale, by (B) the total number of shares of Stock outstanding immediately after such issuance or sale (including as outstanding for this purposes all shares included in the Fully-Diluted Base); or

      (ii) by dividing (A) an amount equal to the sum of (I) the number of shares of Stock outstanding immediately prior to such issuance or sale (including as outstanding for this purpose all shares included in the Fully-Diluted Base), multiplied by the then Current Market Price, and (II) the consideration, if any, received by the Company on such issuance or sale, by (B) the total number of shares of Stock outstanding immediately after such issuance or sale (including as outstanding for this purposes all shares included in the Fully-Diluted Base); or

      (iii) by dividing (A) an amount equal to the sum of (I) the number of shares of Stock outstanding immediately prior to such issuance or sale (including as outstanding for this purpose all shares included in the Fully-Diluted Base), multiplied by $16.00 (proportionately reduced or increased as provided above), and (II) the consideration, if any, received by the Company on such issuance or sale, by (B) the total number of shares of Stock outstanding immediately after such issuance or sale (including as outstanding for this purposes all shares included in the Fully-Diluted Base).

            No adjustment of the Exercise Price shall be made, however, in an amount less than $0.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more. For purposes of this Section 5(h), the following subparagraphs (A) through (F) shall also be applicable:

                  (A) Issuance of Options, Warrants or Rights. If the Company in any manner grants (whether directly, by assumption in a merger or otherwise) any Options for Stock or for Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Stock is issuable on the exercise of such Options or on the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance of all such Options, plus the minimum aggregate amount of additional consideration payable to the Company on the exercise of all such Options, plus, in the case of Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable on the issuance or sale of such Convertible Securities and on the conversion or exchange thereof, by (ii) the total maximum number of shares of Stock issuable on the exercise of such Options or on the conversion or exchange of all such Convertible Securities issuable on the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options or the then Current Market Price or $16.00 (proportionately reduced or increased as provided above), then the total maximum number of shares of Stock issuable on the exercise of all such Options or on the conversion or exchange of all such Convertible Securities issuable on the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (C) below, no adjustment of such Exercise Price shall be made on the actual issuance of such Stock or of such Convertible Securities on exercise of such Options or on the issuance of such Stock on conversion or exchange of such Convertible Securities.

                  (B) Issuance of Convertible Securities. If the Company in any manner issues (whether directly or by assumption in a merger or otherwise) or sells any Convertible Securities, whether or not the rights to exchange or convert the same are immediately exercisable, and the price per share for which Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company on the conversion or exchange thereof, by (ii) the total maximum number of shares of Stock issuable on the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options or the then Current Market Price or $16.00 (proportionately reduced or increased as provided above), then the total maximum number of shares of Stock issuable on conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (C) below, no adjustment of such Conversion Price shall be made on the actual issuance of Stock on conversion or exchange of such Convertible Securities. If any such issuance or sale of such Convertible Securities is made on exercise of any Option to purchase any such Convertible Securities for which adjustments of any Conversion Price have been or are to be made pursuant to the provisions of subparagraph (A) above, no further adjustment of such Conversion Price shall be made by reason of such issuance or sale.

                  (C) Change in Option Price or Conversion Rate. If (i) the purchase price provided for in any Option referred to in clause (A) above, (ii) the additional consideration, if any, payable on the conversion or exchange of any Convertible Securities referred to in clauses (A) or (B) above or (iii) the rate at which any Convertible Securities referred to in clause (A) or (B) above are convertible into or exchangeable for Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph (A) above is reduced, or the rate at which any Convertible Securities referred to in subparagraph (A) or (B) above are convertible into or exchangeable for Common Stock is increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Stock on the exercise of any such Option or on conversion or exchange of any such Convertible Securities, the Exercise Price then in effect shall forthwith be re-adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Stock and had adjustments been made upon the issuance of the shares of Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect is thereby reduced.

                  (D) Consideration for Stock. In case any shares of Stock, Options or Convertible Securities are issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Company's Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options are issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (E) Other Transactions. If the Company takes or omits to take any action as to which the other provisions of this Section 5(h) are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the exercise rights of the Warrantholder in accordance with the essential intent and principles of this Section 5(h) then, in each such case, the Warrantholder may, on not less than five Business Days' notice to Excalibur, appoint a firm of independent public accountants of recognized national standing reasonably acceptable to Excalibur, which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles of this Section 5(h), necessary to preserve such exercise rights. On receipt of such opinion, the Exercise Price shall automatically be deemed to have been adjusted in accordance with such opinion as of the date its is received by the Warrantholder and Excalibur. The fees and expenses of such independent public accountants shall be borne by Excalibur.

                  (F)   Certain    Issuances   of   Common    Stock    Excepted.
Notwithstanding any other provision hereof, no adjustment to the Exercise Price shall be made:

                  (1) On any exercise by Oak or any assignee of Oak (including the Lender under the Credit Agreement) of its right to purchase 625,000 shares of Common Stock pursuant to the Stock Purchase Agreement, dated as of January 21, 2005, between the Company and Oak;

                  (2) On the issuance of shares of Stock on exercise of any Options, or the conversion of any Convertible Securities, included in the Fully-Diluted Base;

                  (3) On the grant of any Options that are included in the Fully-Diluted Base; or

                  (4) On any issuance of shares of Stock in a Qualifying Acquisition.

(i) Notwithstanding any other provision of this Section 5, no adjustment of the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted. Any adjustments that are not made shall he carried forward and taken into account in any subsequent adjustment.

(j) In the event of any adjustment of the Exercise Price under Section 5(a), 5(b), 5(c), 5(d), 5(e), 5(f) or 5(h), the number of Shares subject to this Warrant shall also be adjusted to the greater of (i) the number of Shares determined by dividing (A) the product of the Exercise Price in effect, and the number of Shares subject to this Warrant, immediately prior to such adjustment, by (B) the Exercise Price as adjusted and (ii) such number of Shares as then constitute (A) the Warrant Ratio times (B) 5% of (I) the Fully-Diluted Base, plus (II) all shares of Stock issued or issuable on exercise or conversion of Options or Convertible Securities issued in the transaction giving rise to the adjustment under Sections 5(a), 5(b), 5(c), 5(d), 5(e), 5(f) or 5(h).

6. Merger, Consolidation, Restructuring, Reclassification, Etc. If the Company is a party to any transaction, including without limitation any
      (i) recapitalization or reclassification of the Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to which the Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Warrantholder shall have the right thereafter, to exercise this Warrant into the kind and amount of securities, cash and other property receivable on such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Stock into which this Warrant might have been exercised immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange.

      The Company or the entity formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document shall be as nearly equivalent as may be practicable to die adjustments provided for in this Section 6. These provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

7. Compliance with Securities Act. By acceptance of this Warrant, the Warrantholder agrees that this Warrant and all Shares issued on its exercise are being acquired for investment and that such holder shall not offer, sell or otherwise dispose of this Warrant or any Shares except under circumstances that shall not result in a violation of the Securities Act of 1933, as amended (the "Act"). On exercise of this Warrant, if requested by Excalibur or the Company. the Warrantholder shall confirm in writing that the Shares are being acquired for investment and not with a view toward distribution or resale (unless sale of the Shares has been registered under the Act or an exemption therefrom is available). Any proposed transferee of this Warrant or the Shares shall be required to agree in writing to the provisions of this Section 7 (unless such transfer of the Shares has been registered under the Act). The Warrantholder acknowledges that certificates representing the Shares shall bear an appropriate restrictive legend unless the Shares are registered under the Act.

8. Transfer. Subject to the provisions of Section 7, any Warrantholder may assign and transfer all or any portion of this Warrant that is held by such Warrantholder. Prior to any such proposed transfer, the Warrantholder shall give written notice to Excalibur of its intention to effect such transfer, including the name and address of the proposed transferee. Any Warrantholder may request that this Warrant be subdivided into one or more Warrants of like tenor, but covering a lesser number of Shares, provided that the total number of Shares subject to such replacement Warrants does not exceed the number of Shares covered by such Warrantholder's original Warrant. Subject to the foregoing and to Section 7, Excalibur, at its expense, shall execute and deliver, in lieu of any such original Warrant, the requested number of replacement Warrants.

9.    Arbitration.

(a)   General.   Any  controversy  or  claim  between  the  Warrantholder  and
      Excalibur and arising out of or relating to this Warrant shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in New York, New York. The parties further agree that (i) the arbitrators shall be empowered to include arbitration costs and attorney fees in the award to the prevailing party in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New York, exclusive of conflict of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties, if such third parties cannot be joined in the arbitration.

(b) Consent to Jurisdiction; Service of Process. Each party irrevocably submits to the jurisdiction and venue of the arbitration described in
      Section 9(a) and to the jurisdiction and venue of the federal and state courts sitting in New York County, New York, for the enforcement of any judgment on the arbitrators' award and the prosecution of any action for equitable relief permitted by the last sentence of Section 9(a), and waives any objection it may have with respect to the jurisdiction of such arbitration or courts or the inconvenience of such forums or venues. Warrantholder appoints Salans, 620 Fifth Avenue, New York, New York 10020, U.S.A., Attention: Laurence S. Markowitz, Esq., and Group appoints McGuire Woods LLP, 1345 Avenue of the Americas, New York, New York 10105-0106, Attention: William A. Newman, Esq., as their respective attorneys-in-fact and authorized agents solely to receive on their behalf, service of any demands for, or any notice with respect to, arbitration hereunder or any service of process. Service on either of such attorneys-in-fact may be made by registered or certified mail or by personal delivery, in any case return receipt requested, and shall be effective as service on the Warrantholder or Excalibur, as the case may be. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

10.   Miscellaneous.

(a) Amendment or Waiver. The provisions of this Warrant may be amended only by an instrument in writing signed by Excalibur and the Warrantholder, or if there is more than one Warrantholder, the holders of at least 51% in interest of the then outstanding and unexpired Warrants, provided that any such amendment that adversely affects any Warrantholder shall require the separate consent of such Warrantholder. So long as it is not adversely effected and subject to the foregoing, the Warrantholder agrees that its rights hereunder may be waived or amended by persons or entities holding not less than 51% in interest of the then outstanding and unexpired Warrants without obtaining any additional consents of the Warrantholders; provided, however, that any holder of a Warrant may waive any of its rights under this Warrant with respect to itself without obtaining the consent of any other holder. Any amendment or waiver effected in accordance with this Section 10(a) shall be binding on each Warrantholder and the Warrantholder's successors and assigns.

(b) Replacement. On receipt of evidence reasonably satisfactory to Excalibur of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to Excalibur or, in the case of mutilation, on surrender and cancellation of this Warrant, Excalibur at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

(c) No Rights as Shareholder. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Warrant be construed to confer on any Warrantholder as such, any rights of a shareholder of the Company or any right to vote, to give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.

(d) Notices. Notices hereunder to the Warrantholder shall be sent by certified or registered mail to the address given to Excalibur by such holder and shall be deemed given when so mailed, or if sent to a holder outside the United States, by telecopy with a copy sent by air mail or courier.

(e) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of laws principles.

(f)   Construction. References to Sections are to the sections of this Warrant.

Dated:   ________________, 2005.

                                    EXCALIBUR INVESTMENT GROUP LIMITED


                                    By_________________________________
                                      Name:
                                       Title:

                                Form of Exercise

                  (To be signed only on exercise of Warrant)



To:   STONEGATE BANK
      EXCALIBUR INVESTMENT GROUP LIMITED,

            The undersigned holder of the attached Warrant hereby irrevocably elects to exercise the right to purchase _____________ shares of Common Stock of THE A CONSULTING TEAM, INC., a New York corporation (the "Company") and herewith makes payment of $_____________ (based on an Exercise Price of $_____) for those shares and requests that the certificate for those shares be issued in the name of the undersigned and delivered to the address below the signature of the undersigned. The undersigned hereby affirms the statements and covenants in
Section 7 of the Warrant.

Dated: ___________________

                                          ------------------------------------
                                          Signature
                                          Print Name:


                                          (Signature must conform in all
                                          respects to the name of holder as
                                          specified on the face of the attached
                                          Warrant.)


                                          ------------------------------------
                                          Address